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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-04947, 333-25717, 333-46357, 333-50509,
333-62599, and 333-51588) and Form S-8 (File Nos. 333-32579, 333-66041,
333-69869 and 333-102662) of FelCor Lodging Trust Incorporated of our report dated March 12, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 12, 2004 relating to the financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Dallas, Texas
March 12, 2004